April 18, 2012

O'Connor Fund of Funds:  Aggregated Alpha Strategies LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Ladies and Gentlemen:

We have acted as counsel to O'Connor Fund of Funds:  Aggregated Alpha Strategies LLC (the "Fund") in connection with the preparation and filing by the Fund of a Registration Statement on Form N-2, Registration Nos. 333-179806 and 811-21516 (the "Registration Statement"), relating to the offering of limited liability company interests of the Fund ("Interests").

We have examined copies of the Certificate of Formation, and all amendments thereto, the Limited Liability Company Agreement., as amended to date, the Registration Statement and the prospectus and statement of additional information contained therein, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed.  In all such examinations, we have assumed the genuineness of all signatures, the completeness and authenticity of all original and certified documents, the conformity to the original of all copies submitted to us as conformed or reproduction copies and the completeness and authenticity of the originals of such copies.  As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Interests to be offered for sale pursuant to the prospectus and statement of additional information included in the Registration Statement will have been duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Fund's Board, will have been validly and legally issued and will be fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the prospectus and statement of additional information included in the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP